Exhibit 99

News Release		The Ryland Group, Inc. www.ryland.com

FOR IMMEDIATE RELEASE	CONTACT:	Drew Mackintosh
VP, Investor Relations and
Corporate Communications
(805) 367-3722
Drew.mackintosh@ryland.com

The Ryland Group Reports April Orders Up 59%

WESTLAKE VILLAGE, CA (May 14, 2013) —The Ryland Group, Inc. (NYSE: RYL), announced today that unit orders net of cancellations for April 2013 were 687, representing a 59% increase over April of 2012.

This information should not be considered indicative of results for the full quarter. While new orders are one of the many drivers of homebuilding revenues, there are many other factors that impact the Company’s results and this information should not be construed as an indication of homebuilding revenues, or of any other component of the Company’s revenues or expenses, for any period.

Headquartered in Southern California, Ryland is one of the nation’s largest homebuilders and a leading mortgage-finance company.  Since its founding in 1967, Ryland has built more than 300,000 homes and financed more than 250,000 mortgages.  The Company currently operates in 14 states across the country and is listed on the New York Stock Exchange under the symbol “RYL.”  For more information, please visit www.ryland.com.

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